Exhibit 10.11

WARRINGTON FUND L.P.
522 Fifth Avenue
14th Floor
New York, New York 10036

CERES MANAGED FUTURES LLC
522 Fifth Avenue
14th Floor
New York, New York 10036

January 6, 2011

Robert W. Baird & Co. Incorporated
777 E. Wisconsin Avenue
Milwaukee, WI 53202
Attention: Dayna M. Kleinman

Re:           Appointment as Placement Agent

Ladies and Gentlemen:

Warrington Fund L.P., a limited partnership organized under the laws of the State of New York (the “Fund”), Ceres Managed Futures LLC, a limited liability company organized under the laws of Delaware, the Fund’s general partner (the “General Partner”), and Citigroup Global Markets Inc., a New York corporation and commodity broker for the Fund (“CGM”) hereby agree with Robert W. Baird & Co. Incorporated (the “Placement Agent”) as follows:

1.	Fund Offering.

The Fund issues and sells its limited partnership interests (“Units”) pursuant to the Fund’s Private Placement Offering Memorandum and Disclosure Document as amended or supplemented from time to time, as filed with the National Futures Association (the “Disclosure Document” and the “NFA,” respectively), and has appointed and/or expects to appoint other agents as placement and selling agents in connection with the sale of Units.

2.	Definitions.

All capitalized terms used in this agreement (“Agreement”) that are not separately defined herein shall have the respective meaning set forth in the Disclosure Document.  For purposes of this Agreement, although materiality shall be defined by reference to applicable law, the parties acknowledge that market movements are inherent in investment activities and therefore generally will not be deemed material factors requiring supplements, updates or amendments to the Disclosure Document or other Approved Offering Material (as defined below).  Notwithstanding the preceding sentence, the Fund and the General Partner acknowledge and agree that it is their sole responsibility (and not CGM’s or the Placement Agent’s responsibility) to determine when such market movements may be material to an investor in the Units such that a supplement, update or amendment to the Disclosure Document or other Approved Offering Material is required to be prepared and distributed to investors who are Placement Agent Customers (as defined below).

3.	Placement of Units.

(a)
Subject to the terms and conditions set forth herein, the Fund hereby appoints the Placement Agent as the Fund’s non-exclusive placement agent in connection with the placement of Units.  Subject to the performance in all material respects by each of the Fund and the General Partner of their respective obligations hereunder, and to the completeness and accuracy in all material respects of all of the representations and warranties of each of the Fund, the General Partner and CGM contained herein, the Placement Agent hereby accepts such agency and agrees on the terms and conditions herein set forth to find qualified subscribers for Units (“Placement Agent Customers”) and to assist the Fund in obtaining payment for Units from Placement Agent Customers.

(b)
The offers and sales of Units are to be effected pursuant to the exemption from registration in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated under that Act.  The Placement Agent, the Fund and the General Partner have established the following procedures in connection with the offer and sale of Units and agree that no party hereto will make offers or sales under this Agreement of any Units except in compliance with such procedures:

(i)
Offers of Units will be made only in compliance with Section 4(2) of the Securities Act and Regulation D under that Act and only to investors that the Placement Agent reasonably believes qualify as “accredited investors” as defined in Rule 501(a) under that Act, and that meet the suitability requirements set forth in the Disclosure Document (“Eligible Investors”).

(ii)
No sale of Units to any single investor will be for less than the minimum denominations as specified in the Disclosure Document, unless such requirement is waived in advance by the General Partner (acting in its capacity as the Fund’s designated administrator) in its sole discretion.

(iii)
No offer or sale of any Units shall be made in any state or jurisdiction, or to any prospective investor located in any state or jurisdiction, where such Units have not been registered or qualified for offer and sale under applicable state securities laws (unless such Units are “covered securities” within the meaning of the Securities Act, or otherwise exempt from the registration or qualification requirements of such laws, and any and all required filings, including notice filings, have been made to perfect such exemptions or preemptions).  The Placement Agent shall not offer or sell Units in any jurisdiction without the General Partner’s prior written consent.

(iv)	No transfers of Units will be effected other than in accordance with Section 11(b) of the Fund’s Limited Partnership Agreement, as amended.

(v)	Without the prior written consent of the General Partner, the Placement Agent shall sell no more than 100,000 Units.

(c)
For purposes of the offering of Units, the Fund has furnished to the Placement Agent the Disclosure Document and subscription documentation to be furnished to prospective investors.  The Placement Agent is authorized to furnish to prospective investors only such information concerning the Fund and the offering as may be contained in the Disclosure Document or any written supplements thereto, or any sales material, advertising or alternative subscription documentation approved in writing by the General Partner, if any, for use in connection with the offering or sale of Units (all such materials, together with the Disclosure Document, being referred to herein as the “Approved Offering Material”).  Modifications of such Approved Offering Material generally will not be approved as contemplated by the previous sentence except in the case of modifications solely for the purpose of reflecting formatting or cosmetic changes or including appropriate references to the Placement Agent by name, address, insignia or similarly factual identifying characteristics.  The Placement Agent will maintain a written record of each prospective investor to which or to whom it furnishes Approved Offering Materials and agrees to provide such records to the General Partner within a reasonable time upon request.

4.	Subscription Procedures.

(a)
The Fund will, from time to time, in the sole discretion of the General Partner, offer Units to investors for purchase (“Offerings”).  The Fund expects that Offerings will occur continuously and that subscriptions for Units will be accepted as of the first day of the month provided that the General Partner has received a signed subscription agreement at least eight (8) days before the end of the prior month, and the subscription amount must be submitted at least six (6) days before the end of the prior month.

(b)
All subscriptions for Units and payments by subscribers of subscription amounts for Units shall be made pursuant to the terms and conditions set forth in the Disclosure Document and the subscription documentation.  Subscriptions for Units from Placement Agent Customers shall be subject to processing by the Placement Agent and the Fund, as described in Section 5 below.  The Fund also shall retain an escrow agent as necessary.

(c)
All payments received by the Placement Agent hereunder for subscriptions in the name and on behalf of the Fund shall be handled by the Placement Agent in accordance with the terms of the subscription documentation.

5.	Processing of Subscriptions and Redemptions; Operational Procedures.

(a)
The Placement Agent shall review each subscription document from any Placement Agent Customer to confirm that it has been completed in accordance with the instructions thereto and that each has been completed by or on behalf of an Eligible Investor and shall promptly forward completed subscription documents, and any other information required to determine a prospective investor’s eligibility, to the Fund in care of the General Partner (or any successor entity designated by the Fund or the General Partner to serve in that capacity), which shall promptly communicate (generally within five business days) the Fund’s acceptance or rejection of such documents to the Placement Agent.  Prior to forwarding a Subscription Agreement, the Placement Agent will ensure that the subscriber for Units has a legitimate source of funds, that there is no reason to suspect such subscriber of money laundering activities, that the contemplated investment in the Fund by the Placement Agent Customer is suitable to that customer’s specific circumstances, and that in forwarding the Subscription Agreement the Placement Agent is compliant with the programs described in both Sections 9(k) and 9(l).  The General Partner reserves the right to reject any subscription for Units in the Fund for any reason or no reason.  The Placement Agent has no authority to accept subscriptions for Units and shall be solely responsible for matters relating to the qualification as an Eligible Investor of any Placement Agent Customer, for evaluating the suitability of an investment in the Fund for any Placement Agent Customer and for satisfaction of anti-money-laundering obligations relating to any Placement Agent Customer, each as contemplated by the preceding sentences of this Section 5(a).

(b)
The General Partner will be responsible for, among other things, accurate primary record keeping, capital accounting, tax reporting, tax withholding and monthly reconciliation of accounts and net asset values with the Placement Agent.  The General Partner also will be responsible for, among other things, all reporting to regulators and to the Fund’s limited partners (“Limited Partners”), which shall include, among other things, a monthly unaudited report and audited annual reports to Limited Partners (including those that are Placement Agent Customers), each prepared and distributed in accordance with the rules of the Commodity Futures Trading Commission (the “CFTC”).  The net asset value per Unit in the monthly report shall be transmitted to the Placement Agent for purposes of allowing the Placement Agent to transmit the same to Placement Agent Customers promptly following the tenth business day after each calendar month end.

(c)
The Placement Agent shall submit to the General Partner at least ten (10) days prior to a redemption date a list that includes the name of each Placement Agent Customer who has requested a redemption as of such date and the number of Units each wishes to redeem.

(d)	The Placement Agent shall ensure that each Placement Agent Customer, simultaneous with completion of the subscription documents:

(i) either (A) delivers to the Placement Agent a check made out to the Fund in the amount of the subscription, which Placement Agent shall submit to the General Partner along with the subscription documents; or (B) completes a letter in the form attached as Exhibit II of the subscription document for the Fund, authorizing Placement Agent to wire funds in the subscription amount for investment in the Fund to an account specified by the General Partner; and

(ii) designates in the subscription documents sufficient information for the Fund and the General Partner to transfer and for the Placement Agent to receive proceeds from Redemptions.  The General Partner will cause redemption proceeds to be wired to the appropriate Placement Agent Customers.

(e)
The General Partner, on behalf of the Fund, may suspend or terminate the offering of Units at any time as to specific investors, as to specific jurisdictions or otherwise.  Upon notice to the Placement Agent of the terms of such suspension or termination, the Placement Agent shall suspend solicitation of subscriptions for Units in accordance with such terms until the Fund notifies the Placement Agent that such solicitation may be resumed.

6.	Representations and Warranties of the Fund.

The Fund represents and warrants to the Placement Agent that:

(a)
The Fund has been duly formed under the laws of the State of New York and has full limited partnership power and authority to effect the offering of its Units and conduct its business as described in the Disclosure Document.  All necessary filings, consents and other actions necessary to qualify the offering of Units with the Securities Act, and blue sky offices in each applicable U.S. state and to conduct the business of the Fund as described in the Disclosure Document have been, or will timely be, made or taken.

(b)
Units to be or which may be issued by the Fund have been duly authorized for issuance and sale, and a disclosure document shall be effective at the time such Units are issued and delivered by the Fund conforming in all material respects to all statements relating thereto contained in the Disclosure Document.

(c)	The issue and sale of Units and the execution, delivery and performance of the Fund’s obligations under the Disclosure Document will not result in the violation of any applicable law.

(d)	The Fund will apply the proceeds from the sale of Units for the purposes set forth in the Disclosure Document.

(e)
The Disclosure Document will not contain an untrue statement of any material fact or omit to state any material fact necessary in order to make statements therein in the light of the circumstances under which they were made, not misleading.

(f)	The Fund shall not offer Units under any of the provisions of this Agreement and no subscriptions for Units shall be accepted by the Fund unless a current disclosure document is on file with the NFA.

(g)
This Agreement has been duly authorized, executed and delivered by the Fund and, assuming the General Partner’s and the Placement Agent’s execution hereof, will constitute a valid and binding agreement of the Fund.

(h)
All Approved Offering Material to be given to any potential investor in connection with the offering or sale of Units will be, as of the date of each sale of Units in respect of which it is used, true, complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading.  The Fund agrees to advise the Placement Agent promptly of the occurrence of any event or other change which, in the opinion of counsel to the Fund, results in the Approved Offering Material containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.  (With regard to sales material, advertising or subscription documentation prepared by the Placement Agent and approved in writing by the Fund, such representation and warranty extends only to statements regarding the Fund, the General Partner, or other matters relating to the business of each of these and as to which any of them reasonably has, or should have, knowledge.)  The Fund recognizes and confirms that the Placement Agent (i) will be using and relying primarily on the information in the Approved Offering Material in performing the services contemplated hereunder without having independently verified the same, (ii) does not assume responsibility for the accuracy or completeness of such information or of the Approved Offering Material and (iii) will not make any appraisal of any assets of the Fund.

7.	Covenants of the Fund and the General Partner.

The Fund covenants and agrees with the Placement Agent as follows:

(a)
The Placement Agent and the Placement Agent’s counsel shall be furnished with such documents and opinions as the Placement Agent and they may reasonably require, from time to time, for the purpose of enabling the Placement Agent or them to pass upon the issuance and sale of Units as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Fund and in connection with the issuance and sale of Units as herein contemplated shall be satisfactory in form and substance to the Placement Agent and the Placement Agent’s counsel.

(b)
If, at any time after the commencement of an offering of Units and prior to its termination, an event occurs which in the opinion of counsel to the Fund materially affects the Fund and which should be set forth in an amendment or supplement to the Disclosure Document in order to make the statements therein not misleading in light of the circumstances under which they are made, the General Partner will notify the Placement Agent as promptly as practicable of the occurrence of such event and promptly prepare and furnish to the Placement Agent copies of an amendment or supplement to the Disclosure Document, in such reasonable quantities as the Placement Agent may request in order that the Disclosure Document will not contain any untrue statement of any material fact or omit to state a material fact which in the opinion of such counsel is necessary to make the statements therein not misleading in light of the circumstances under which they are made.

(c)
The General Partner shall disclose to each Placement Agent Customer all disclosure required under applicable laws including a summary of the terms of this Agreement, and any fee arrangements with the Placement Agent with respect to the Fund, and other services to be provided by the Placement Agent pursuant to any other agreements, if any, with respect to the Fund.

8.	Representations and Warranties of the General Partner and CGM.

(a)
The General Partner represents and warrants that it has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with all requisite power and authority, all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulating officials and bodies, and all necessary rights, licenses and permits from other parties, to conduct its business.

This Agreement has been duly authorized, executed and delivered by the General Partner and, assuming the Fund’s, CGM’s and the Placement Agent’s execution hereof, will constitute a valid and binding agreement of the General Partner.

(b)
CGM represents and warrants that it has been duly formed and is validly existing as a corporation in good standing under the laws of the State of New York with all requisite power and authority, all necessary authorizations, approvals, orders, licenses, filings, registrations, certificates and permits of and from all governmental regulating officials and bodies, and all necessary rights, licenses and permits from other parties, to conduct its business.

This Agreement has been duly authorized, executed and delivered by CGM and, assuming the Fund’s, the General Partner’s and the Placement Agent’s execution hereof, will constitute a valid and binding agreement of the CGM.

9.	Representations and Warranties of the Placement Agent.

The Placement Agent represents and warrants that:

(a)
The Placement Agent has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Wisconsin with all requisite power and authority, all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulating officials and bodies, and all necessary rights, licenses and permits from other parties, to conduct its business.

(b)
This Agreement has been duly authorized, executed and delivered by the Placement Agent and, assuming the Fund’s, CGM’s and the General Partner’s execution hereof, will constitute a valid and binding agreement of the Placement Agent.

(c)
The Placement Agent has and will maintain, with respect to both itself and any of its employees who solicit prospective Placement Agent Customers, all licenses and registrations necessary under applicable law and regulations (including the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the CFTC) to provide the services required to be provided by the Placement Agent hereunder and/or its employees, or determine that such employees are exempt from such registration and membership.  The Placement Agent is registered with (i) the Securities and Exchange Commission as a broker-dealer and is admitted to membership in FINRA and (ii) the CFTC as an introducing broker and is a member of the NFA in that capacity.  The Placement Agent’s authority under its FINRA membership contemplates that the Placement Agent may act as placement agent for securities in the manner contemplated by this Agreement.

(d)
The Placement Agent will not offer or sell the Units by any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D, and will not solicit any offer to buy or offer to sell Units in any manner which would be inconsistent with applicable laws and regulations or with the procedures for solicitation contemplated by the Disclosure Document.  The Placement Agent has not and will not solicit any offer to buy or sell Units in any jurisdiction in which it and its personnel are not duly licensed to do so.  Additionally, the Placement Agent will appropriately disclose to each subscriber of Units that is a Placement Agent Customer the compensation the Placement Agent will receive for its services in selling Units and will provide the General Partner with the Placement Agent Customer’s acknowledgment of such disclosure.

(e)
The Placement Agent shall not offer Units under any of the provisions of this Agreement and no subscriptions for Units shall be accepted unless it has received prior confirmation from the General Partner or the Fund that a current disclosure document is on file with the NFA.

(f)
The Placement Agent will furnish each subscriber of Units that is a Placement Agent Customer a copy of the Disclosure Document and the subscription documentation, the additional subscription documentation (in the case of an existing Limited Partner that is a Placement Agent Customer), and any other such additional information as the Fund or the General Partner sees fit or as may be reasonably requested by the General Partner or required by applicable law or regulation, prior to such person’s admission as a Limited Partner of the Fund; provided that the General Partner or the Fund shall provide such documentation to the Placement Agent in sufficient quantities as the Placement Agent shall reasonably request.  In the case of an additional investment by a Placement Agent Customer, prior to the acceptance of an additional subscription, the Placement Agent will furnish each Placement Agent Customer with a current copy of the Disclosure Document and the subscription documentation, and any other such additional information as the Fund or the General Partner sees fit or as may be reasonably requested by the General Partner or required by applicable law or regulation.

(g)	The Placement Agent will not sell Units to any potential investor that does not qualify as an accredited investor under Rule 501 of Regulation D under the Securities Act.

(h)
The Placement Agent will not sell Units to any person unless, immediately before making such sales, the Placement Agent reasonably believes such person (i) would be able to represent that such person is acquiring the Units for such person’s own account as principal for investment and not with a view to resale or distribution and (ii) meets such other suitability standards as are specified in the Disclosure Document and any other conditions contained in the accompanying subscription materials.  With respect to state blue sky requirements, the Placement Agent agrees to cooperate with the General Partner as reasonably necessary for the General Partner to effectuate any required or advisable filings.  Additionally, the Placement Agent shall be responsible for issues relating to the licensing of its representatives and agents in such jurisdictions.

(i)
The Placement Agent has adopted suitability and other compliance policies and procedures with respect to offerings to investors subject to minimum eligibility qualifications, and will do all that is reasonable in the industry to ensure that such policies and procedures remain current with all applicable regulatory requirements and are enforced during the term of this Agreement.  The Placement Agent has read and is aware of NASD IM-2310-3 relating to a FINRA member’s suitability obligations to institutional (and sophisticated) customers.

(j)
The Placement Agent will not externally publish or furnish any offering literature, advertising or marketing or other materials that contain any reference to the Fund or the General Partner without the prior written consent of the General Partner contemplated by Section 3(c) hereof.  No employee of the Placement Agent or other person acting on behalf of the Placement Agent is authorized to make any representation (oral or otherwise) concerning the Fund, the Units or CGM except those contained in the Disclosure Document and other Approved Offering Material.

(k)
For each Placement Agent Customer, Placement Agent shall submit an executed copy of the completed subscription agreement, signed by a person authorized to bind the Placement Agent, which was used by the Placement Agent to verify the Placement Agent Customer’s qualifications as an Eligible Investor.

(l)
The Placement Agent has adopted policies and procedures reasonably designed to detect and prevent money laundering activities in compliance with applicable laws and regulations and regulatory interpretations (including the USA Patriot Act).  The Placement Agent undertakes that it shall: (a) conduct its operations in accordance with applicable laws, regulations and regulatory interpretations, including all relevant sections of the USA Patriot Act; (b) provide access to its books, records and operations relating to its anti-money laundering compliance by appropriate regulatory authorities, and if appropriate under the circumstances (subject to applicable law), by the General Partner and the Fund; (c) look through any nominees or intermediaries to the ultimate beneficial owner of Units, as required by law; (d) upon the request of a regulatory authority, provide copies of records of investor due diligence performed with respect to Placement Agent Customers and potential investors in the Fund; (e) certify in writing at least annually, upon written request, that it has implemented an anti-money laundering program in accordance with applicable rules and regulations of a federal functional regulator, as that term is defined for purposes of 31 CFR §103.122, and that it is in compliance with all applicable anti-money-laundering laws, rules, regulations and regulatory interpretations, including Section 326 of the USA Patriot Act, with respect to the services provided under this Agreement, and that it has performed the required customer identification verification process consistent with the Fund’s Customer Identification Program (a copy of which has been provided to the Placement Agent by the General Partner); and (f) adopt processes, procedures and systems reasonably designed to ensure compliance with economic sanctions programs administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, including prohibitions set forth in the list of specially designated nationals and blocked persons (commonly known as the “SDN List”).  For the avoidance of doubt, the Placement Agent agrees that it shall be responsible for screening each Placement Agent Customer pursuant to applicable anti-money laundering requirements and that the delivery of a subscription agreement to the General Partner shall serve as the Placement Agent’s representation that it has complied with this obligation.

(m)
As required by applicable provisions of the Gramm-Leach-Bliley Act, any other applicable laws or regulations, and at all times in accordance with the Fund’s privacy policy described in its Disclosure Document, the Placement Agent, the General Partner and the Fund each respectively agree to provide appropriate protections for personal financial information and other “nonpublic personal information,” within the meaning of CFTC Regulation 160.3, of persons invested in the Fund.

(n)
The Placement Agent will (a) maintain all records required by law to be kept by it relating to transactions in Units of the Fund by or on behalf of Placement Agent Customers and compensation received by the Placement Agent in respect thereto, (b) upon request by the General Partner in connection with a governmental, court or administrative proceeding, investigation or request, promptly make such records available to such requesting party, and (c) promptly notify the General Partner if the Placement Agent experiences any difficulty in maintaining the records described in the foregoing clause in an accurate and complete manner.

10.	Compensation of Placement Agent.

Other than as set forth below, the Placement Agent will receive no fee, payment or other remuneration from the Fund or the General Partner for its services under this Agreement.

(a)
In consideration for the services to be provided by the Placement Agent described herein, the General Partner shall direct CGM, in writing (including by e-mail or facsimile copy) to pay to the Placement Agent, monthly in arrears, a portion of the brokerage fees (the “Brokerage Fee”) earned by CGM from the Fund attributable to the Units beneficially owned by Placement Agent Customers as of each applicable month.  Such compensation shall be paid for as long as each Placement Agent Customer holds Units and remains a customer of the Placement Agent.  The Placement Agent shall immediately notify the General Partner if any Placement Agent Customer ceases to be a customer of the Placement Agent.

  (b)  (i)   CGM shall pay the Placement Agent an ongoing fee calculated by the General Partner  in accordance with subparagraph (ii) of this Section 10(b) (the “Ongoing Fee”), which payment shall commence immediately.

(ii)
The monthly Ongoing Fee shall equal the lesser of: (A) one-twelfth of 3.00% of the Fund’s net assets attributable to the Units held by Placement Agent Customers (computed monthly by the General Partner by multiplying the Fund’s net assets attributable to the Units held by Placement Agent Customers as of the last business day of each month by 3.00%, and dividing the result thereof by 12); or (B) one-twelfth of 80.00% of the Brokerage Fee attributable to the Units held by Placement Agent Customers.

(c)
The Placement Agent may pass such compensation or a portion thereof on to its associated persons who are registered as such with the CFTC and NFA and have passed the Series 3 or 31 Commodity Futures Examination or have been “grandfathered” as an associated person qualified to do commodity brokerage, or have a valid exemption from such registrations.

(d)	As of the date of this Agreement the Brokerage Fee is 3.75% per annum. The General Partner shall notify the Placement Agent within a reasonable time in the event the Brokerage Fee rate is reduced.

11.	Indemnification and Contribution.

The parties agree to indemnify each other as follows:

(a)
Each of the Fund and the General Partner agrees to indemnify and hold harmless the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act, against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which the Placement Agent or they may become subject in any jurisdiction, insofar as such losses, liabilities, claims, damages or expense (or actions in respect thereof) arise out of or are based upon (i) any breach by the Fund or the General Partner of any obligation, representation, warranty or covenant under this Agreement or (ii) any act or omission of the Fund or the General Partner including, but not limited to, any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Document or the subscription documentation or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that each of the Fund and the General Partner will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Fund or the General Partner by the Placement Agent or through the Placement Agent expressly for the use therein; and further provided that this indemnity shall not protect the Placement Agent or any other person who may otherwise be entitled to indemnity hereunder from or against any liability to which the Placement Agent or they would be subject by reason of the Placement Agent’s own or their own willful misfeasance, bad faith, negligence or reckless disregard of the Placement Agent’s or their duties hereunder.  This indemnity will be in addition to any liability which the Fund or the General Partner may otherwise have incurred under this Agreement.

(b)
The Placement Agent agrees to indemnify and hold harmless each of the Fund, the General Partner and CGM and each person who controls the Fund, the General Partner and CGM within the meaning of Section 15 of the Securities Act, against any losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which the Fund, the General Partner and CGM or they may become subject in any jurisdiction, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any breach by the Placement Agent of any obligation, representation, warranty or covenant under this Agreement or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Document, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Fund, the General Partner or CGM by the Placement Agent or on the Placement Agent’s behalf through the Placement Agent expressly for use therein; provided, however, that the Placement Agent will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished by the Fund, the General Partner or CGM or any other person who may otherwise be entitled to indemnity hereunder from or against any liability to which the Fund, the General Partner or CGM would be subject by reason of their own willful misfeasance, bad faith, negligence or reckless disregard of their duties hereunder.  This indemnity will be in addition to any liability which the Placement Agent may otherwise have incurred under this Agreement.

(c)
Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any other liability which it may have under this Section 11 (except to the extent that it has been prejudiced in any material respect by such failure) or from any liability which it may have otherwise).  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, that if, in the judgment of such indemnified party, a conflict of interest exists where it is advisable for such indemnified party to be represented by separate counsel, the indemnified party shall have the right to employ separate counsel in any such action, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party or parties.  After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under such subsections for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party shall have employed separate counsel in accordance with the provision to the next preceding sentence (it being understood, however, that the indemnifying party or parties shall not be liable for the expenses of more than one such separate counsel representing the indemnified parties under subsection (a) of this Section 11 who are parties to such action), (ii) the indemnifying party or parties shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party or parties have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or parties; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

12.	Representations and Indemnities to Survive Delivery.

The agreements, representations, warranties, indemnities, fees and other statements of the parties and their officers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agent, the Fund, the General Partner, CGM, directors, partners or officers of any of the foregoing or any person controlling any of the foregoing, and (iii) acceptance of any payment for Units hereunder.  The provisions of this Section 12 shall survive the termination or cancellation of this Agreement.

13.	Effective Date and Term of Agreement.

This Agreement shall become effective for all purposes as of the date hereof and shall remain in effect until June 30, 2011.  Thereafter, this Agreement shall continue in effect from year to year, provided that each such continuance is approved by the General Partner, until terminated in accordance with the termination provisions hereof.

14.	Termination.

This Agreement may be terminated as follows:

(a)
Any party may terminate this Agreement without cause by written notice to the other parties on not less than sixty (60) days notice, or, if there has been a material breach of any condition, warranty, representation or other term of this Agreement by the other party, by written notice to such party at any time.

(b)
By written notice to the Fund or the General Partner, the Placement Agent may terminate this Agreement at any time if (i) there has been, since the respective dates as of which information is given in the Disclosure Document, any material adverse change in the condition, financial or otherwise, of the Fund or the General Partner, which in the Placement Agent’s opinion, will make it inadvisable to proceed with the delivery of Units; (ii) there has occurred any outbreak of hostilities or other domestic or international calamity or crisis the effect of which on the financial markets is so substantial and adverse as to make it, in the Placement Agent’s judgment, impracticable to market Units or enforce contracts for the sale of Units; (iii) any order suspending the sale of Units shall have been issued by any jurisdiction in which a sale or sales of Units shall have been made, or proceedings for that purpose shall have been initiated or, to the Placement Agent’s best knowledge and belief, shall be contemplated; and (iv) CGM no longer acts as the Fund’s commodity broker.

(c)
Upon termination of this Agreement, the Placement Agent shall continue to provide services to Placement Agent Customers including facilitating redemption requests and shall be entitled to receive compensation as described in Section 10 for as long as any Placement Agent Customer remains invested in the Fund and Placement Agent continues to provide services pursuant to the terms of this Agreement.

15.	Confidentiality.

(a)
Without limiting the foregoing, the Fund, the General Partner and their respective employees, agents, officers and directors (collectively, the “Recipients”) shall keep and retain in the strictest confidence, and not use for the benefit of itself, themselves or others, information pertaining to the identity of, and other non-public personal information with respect to, the Placement Agent Customers which have subscribed for Units.  Without limiting the generality of the preceding undertaking, a Recipient shall not directly solicit any person it knows to be a Placement Agent Customer as a result of the Placement Agent’s actions hereunder, with respect to either the purchase of an interest in any investment vehicle or entity sponsored or offered by a Recipient.  Participation by a Recipient in a meeting with a Placement Agent Customer at the request of an employee of the Placement Agent or an affiliate shall not be deemed a violation of the foregoing undertaking.

(b)
Notwithstanding anything to the contrary in subsection (a) of this Section 15, the Placement Agent agrees that the Fund, the General Partner and/or CGM may disclose the name (or other identifying or descriptive information contained in Fund subscription documentation, any collateral documentation thereto or otherwise) regarding any current or former Placement Agent Customer to any regulator having jurisdiction over the disclosing party, at all times solely to the extent reasonably necessary to respond to a request for information from (or filing requirement imposed by) such regulator.  The Placement Agent further agrees to cooperate promptly with the Fund, the General Partner  and/or CGM in connection with any such regulatory request or requirement, and the Fund, the General Partner and CGM further agree to use any information obtained regarding a Placement Agent Customer as a result of such cooperation solely in connection with such regulatory request or requirement.  The General Partner agrees that it will promptly notify the Placement Agent of any request of information from a regulator relating to the Placement Agent or a Placement Agent Customer in its capacity as a Limited Partner of the Fund.

(c)
The Placement Agent and CGM acknowledge that they and/or their respective affiliates are business competitors and that Placement Agent Customers also may be existing or prospective customers of CGM or its affiliates.  The parties to this Agreement agree that nothing herein shall be construed to limit customary customer acquisition and servicing activities using information which prior to the effective date of this Agreement was already in possession of the party using such information or which is, or with reasonable and customary commercial efforts could be, obtained through means other than performance of a party’s respective obligations under this Agreement.

(d)
Each party shall keep confidential any non-public information in respect of any confidential information relating to the business of each other party.  Nothing in this Section 15 shall prohibit any party from disclosing information (i) that is otherwise publicly available (other than information made publicly available by such party in violation of this Section 15); (ii) that is in the possession of the party prior to its disclosure by another party to this Agreement; (iii) that is obtained by a party from a third party source which is not prohibited from disclosing the information; or (iv) that is required to be disclosed by applicable law, judicial process, or regulation (“Law”); provided, that before any disclosure of information otherwise subject to this Section 15 on the grounds that disclosure is required by Law, the party subject to the disclosure requirement shall inform and give the other party or parties, as applicable, to the greatest extent reasonably practicable, an opportunity to contest whether such information has in fact otherwise been made publicly available or is required by Law to be disclosed; provided that, notwithstanding anything to the contrary in this Agreement, a party may disclose confidential information in its possession without prior notice to any other party to a governmental regulatory agency or other regulatory authority (including a self-regulatory organization) having jurisdiction over such party and/or its representatives in connection with its review of bank, broker-dealer, securities, or commodities compliance and in connection with any examinations, investigations, or inquiries of such aforementioned agencies and organizations.

16.	Services Not Exclusive.

The services to be rendered by the Placement Agent hereunder shall be provided on a non-exclusive basis.  The Placement Agent shall be free throughout the term of this Agreement and after the termination hereof to provide the same or different marketing services to other funds on the same or on different terms and conditions.  Nothing herein shall restrict the Placement Agent or its affiliates from creating or marketing any other product or investment vehicle.

17.	Notices.

All communications under this Agreement shall be given in writing, sent by facsimile, followed by registered mail to the address set forth below or to such other address as such party shall have specified in writing to the other party hereto, and shall be deemed to have been delivered effective at the earlier of its receipt or within two (2) days after dispatch.

If to the Placement Agent:

Robert W. Baird & Co. Incorporated
777 E. Wisconsin Avenue
Milwaukee, WI 53202
Attention:  Dayna M. Kleinman
Phone:        (312) 578-4449
Fax:              (312) 609-5435

        If to the Fund or the General Partner:

Warrington Fund L.P.
Ceres Managed Futures LLC
522 Fifth Avenue
14th Floor
New York, New York 10036
Attention:  Jennifer Magro
Phone:        (212) 296-1302
Fax:              (212) 296-6868

If to CGM:

Citigroup Global Markets Inc.
390 Greenwich Street, 3rd Floor
New York, New York 10013
Attention:  Shelley Ullman
Phone:        (212) 723-7065
Fax:              (212) 723-8968

With a copy to:

Citigroup Legal
388 Greenwich Street, 17th Floor
New York, NY 10013

18.	Miscellaneous.

(a)
This Agreement may be executed in counterparts, each of which when so executed and delivered shall constitute one and the same instrument.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and no other person shall have any right or obligation hereunder.

(b)
This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof, and neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

19.	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  The parties to this Agreement hereby waive any right to a jury trial and consent to the exclusive jurisdiction of the courts of the State of New York and the federal courts of the United States, in each case sitting in New York County, New York, in any proceeding relating to this Agreement.

20.	Limitation of Liability.

The parties to this Agreement agree that the obligations of the Fund under this Agreement shall not be binding upon any Limited Partner of the Fund or any officers, employees or agents of the Fund, whether past, present or future, individually, but are binding only upon the assets and property of the Fund.

[REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGE FOLLOWS.]

If the foregoing correctly sets forth our understanding with the Placement Agent, please indicate the Placement Agent’s acceptance in the space provided below.

Very truly yours,

WARRINGTON FUND L.P.

By: Ceres Managed Futures LLC
                                                                                                       (General Partner)

By:            /s/ Walter Davis
Name:       Walter Davis
Title:          President

CERES MANAGED FUTURES LLC

By:            /s/ Walter Davis
Name:       Walter Davis
Title:         President

CITIGROUP GLOBAL MARKETS INC.

By:            /s/ Michael R. Schaefer
Name:       Michael R. Schaefer
Title:         Managing Director

ROBERT W. BAIRD & CO. INCORPORATED

By:            /s/ Laura Thurow
Name:       Laura Thurow
Title:	Director of Advisory Services and Mutual Funds